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As filed with the United States Securities and Exchange Commission on March 8, 2021 under the Securities Act of 1933, as amended.

No. 333-253334

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

L Catterton Asia Acquisition Corp
(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	98-1577355 (I.R.S. Employer Identification No.)

8 Marina View, Asia Square Tower 1
#41-03, Singapore 018960
+65 6672 7600
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Dan Reid
599 West Putnam Avenue
Greenwich CT 06830
203-629-4901
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies:
Christian O. Nagler, Esq. Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 (212) 446-4800	Steve Lin, Esq. Benjamin W. James, Esq. Kirkland & Ellis International LLP c/o 26th Floor, Gloucester Tower, The Landmark 15 Queen's Road Central Hong Kong +852 3761-3300	Harald Halbhuber, Esq. Merritt Johnson, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 (212) 848-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:    ☐

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☒

            If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of one redeemable warrant(2)	28,750,000 units	$10.00	$287,500,000	$31,367

Class A ordinary shares included as part of the units(3)	28,750,000 shares	—	—	—(4)

Redeemable warrants included as part of the units(3)	9,583,333 warrants	—	—	—(4)

Total			$287,500,000	$31,367

(1)
Estimated solely for the purpose of calculating the registration fee.

(2)
Includes 3,750,000 units, consisting of 3,750,000 Class A ordinary shares and 1,250,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)
Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share sub-divisions, share stock dividends, or similar transactions.

(4)
No fee pursuant to Rule 457(g).

            The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        L Catterton Asia Acquisition Corp is filing this Amendment No. 2 to its registration statement on Form S-1 (File No. 333- 253334) as an exhibit-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement and the re-filed Exhibit 5.2. The remainder of the Registration Statement is unchanged and has therefore been omitted

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.    Exhibits and Financial Statement Schedules

(a)
Exhibits.    The list of exhibits preceding the signature page of this registration statement is incorporated by reference

(b)
Financial Statements.    See page F-1 for an index to the financial statements incorporated by reference in Registration Statement No. 333-253334 filed on March 3, 2021

 EXHIBIT INDEX

Exhibit No.		Description
1.1	*	Form of Underwriting Agreement.
3.1	*	Memorandum and Articles of Association.
3.2	*	Form of Amended and Restated Memorandum and Articles of Association.
4.1	*	Specimen Unit Certificate.
4.2	*	Specimen Class A Ordinary Share Certificate.
4.3	*	Specimen Warrant Certificate.
4.4	*	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1	*	Opinion of Kirkland & Ellis LLP.
5.2		Opinion of Mourant Ozannes, Cayman Islands Legal Counsel to the Registrant.
10.1	*	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.2	*	Form of Registration and Shareholder Rights Agreement among the Registrant, the Sponsor and the Holders signatory thereto.
10.3	*	Form of Private Placement Warrants Purchase Agreement between the Registrant and the Sponsor.
10.4	*	Form of Indemnity Agreement.
10.5	*	Form of Administrative Services Agreement between the Registrant and the Sponsor.
10.6	*	Promissory Note, dated as of January 11, 2021, between the Registrant and the Sponsor.
10.7	*	Securities Subscription Agreement, dated January 11, 2021, between the Registrant and the Sponsor.
10.8	*	Form of Letter Agreement between the Registrant, the Sponsor and each director and executive officer of the Registrant.
23.1		Consent of Marcum LLP
23.2	*	Consent of Kirkland & Ellis LLP (included on Exhibit 5.1).
23.3		Consent of Mourant Ozannes (included on Exhibit 5.2).

*
Previously filed.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Singapore, on the 8th day of March 2021.

L Catterton Asia Acquisition Corp
By:	/s/ CHINTA BHAGAT
	Name:	Chinta Bhagat
	Title:	Co-Chief Executive Officer and Director

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Chinta Bhagat and Scott Chen his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this registration statement on Form S-1 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ CHINTA BHAGAT Chinta Bhagat	(Co-Chief Executive Officer and Director (Principal Executive Officer))	March 8, 2021
/s/ SCOTT CHEN Scott Chen	(Co-Chief Executive Officer and Director (Principal Financial and Accounting Officer))	March 8, 2021

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 16. Exhibits and Financial Statement Schedules
EXHIBIT INDEX
SIGNATURES
POWER OF ATTORNEY